                                                                    Exhibit 11.1


                     Computation of Shares Used in Computing
                              Net Income Per Share





                                              Three Months Ended                    Nine Months Ended
                                          -----------------------------        ----------------------------
                                          September 27,    September 26,       September 27,   September 26,
                                              1997             1998                1997            1998
                                          ------------     ------------        ------------    ------------

Common shares, beginning of period         17,068,398        17,711,422          17,068,398      17,711,422
Common stock equivalents                    1,611,020         1,954,583           1,206,613       1,824,855
Treasury stock buyback                       (369,669)       (1,219,107)           (155,327)       (946,033)
Weighted average shares issued                434,019           129,096             286,337          82,523
                                          -----------       -----------         -----------     -----------
                                           18,743,768        18,575,994          18,406,021      18,672,767
                                          ===========       ===========         ===========     ===========
